Exhibit 99.1

CNBC - Mad Money

Interview of Dylan Lissette and Roger Deromedi by Jim Cramer

July 30, 2020

Cramer: It’s the summer of the SPAC: the special purpose acquisition corporation. These are basically managers who raise a bunch of money and use it to buy other businesses, either as part of a rollup or maybe one big deal. Sometimes they do crazy things like buying Nikola - that’s that embryonic electric vehicle play, that’s little more than a business plan frankly. But there’s nothing inherently with these special purpose acquisition vehicles. We like the look of them. So it’s all about what they acquire. If they snap up a good, solid business that wants to come public via reverse merger, that’s a very different story. Take Utz Quality Foods okay - Utz is the nearly - everyone knows this, right? - the nearly 100-year-old company behind Utz potato chips. I’m going to hold them up just in case you don’t know. Cause they’re my fav. Utz potato chips. Last month, these guys, we learned that they were coming public by merging with a SPAC called Collier Creek Holdings. Oh this is nothing like Nikola stock that spent the last month getting eviscerated. Utz is a real business okay? Their products are on the shelf. They’re profitable. Secondly, the combined company will have great blood lines. There’s this fellow, Roger Deromedi, he is the former Chairman of Pinnacle Foods, we like that! Mr. Gamgort used to run Pinnacle Foods. He’s the former CEO of Kraft. He’ll become the Chairman of the new Utz Brands. Third, the company just announced an excellent second quarter results yesterday, double digit sales, earnings growth - really terrific for a packaged food play. And a great stay at home, work at home play! So does it make sense to buy Collier Creek here in anticipation of the Utz deal? Let’s take a closer look with Dylan Lissette, he’s the current CEO of Utz Quality Foods, he’ll become the CEO of the combined Utz Brands, and Roger Deromedi, he’s the current co-founder of Collier Creek who will become the Chairman of the company. Gentlemen, welcome to Mad Money!

Lissette: Welcome. Hey Jim, super excited to be here. Thanks for having us.

Cramer: Oh we’re excited to have you. This is a brand that I know. I’m from Philly. I grew up on this. My first question to ask - Dylan - cause you’ve been the CEO - is why not go public in an IPO? Because people want this company.

Lissette: It’s a great question. We met up with the Collier Creek guys about a year ago. Roger Deromedi as you said has a great track record as a CPG wizard. And we just thought, at the end of the day, it was a great way for us to start the next century of growth with a great team from the Collier team to add to our board to work on governance, to work on our strategy going forward. So we’re really excited about it.

Cramer: Roger it does sounds like that this is the beginning. We’re looking at - I’ve got your wares in front of us - a platform not unlike Pinnacle Foods which turned out to be a fantastic platform that made a fortune for investors.

Deromedi: You’re exactly right, Jim. And this is what we intend to do with Utz. We sometimes refer to it as Pinnacle 2.0. We want to apply our operating playbook that we used at Pinnacle, and the team there so successfully grew shareholder value. And as you commented, between CEOs like Bob Gamgort and previously then Mark Clouse, the team drove 24% annual stock appreciation from when we went public with the IPO in March of 2013 to when we sold to Conagra in October of 2018. Our intention is to do exactly the same thing. Take this platform, apply our playbook. And what’s even more exciting is the category we’re competing in is a great category. Salty snacks is just a great category. Grown over 4% pre-COVID, and now got 10% during COVID.

Cramer: So Roger are there more companies that will be for sale, given the fact that - I don’t want to say that COVID is good business, but given that things are so robust in the category. Why would anyone want to sell to you?

Deromedi: Well I can - I’ll let Dylan attest to why they wanted to sell to us. But in this case I think we have a very robust pipeline of acquisitions that we’re doing. Because our platform, and our virtuous cycle of the playbook is to reduce costs and then reinvest back in marketing to grow organically. But very importantly doing strategic acquisitions like we did at Pinnacle. And it’s with that combination of organic and M&A that we think we can drive shareholder value that so will be significant. And we do have a great pipeline, and I think at this point in time I think we’ll find candidates that we’ll be very excited about.

Cramer: Alright, yeah, Dylan, I know 99 year old company, but 6 years ago your company was subject of one of the best, funniest, best parts of Mad Men I’ve ever seen. And it was a family, they clearly were uncomfortable being public, but they wanted people to know their brand because it’s the most delicious. You had to think about this, whether you ever wanted to be public. Because it is the ultimate family brand.

Lissette: Yep I remember that Mad Man, or Mad Men, episode. It was fantastic, with the comedian. So, we’re looking forward to, after 100 years of being in business, after reaching $1 billion in sales, it’s a fourth generation, like literally started in 1921 by my wife’s great grandparents, it’s a great story. We’re going into the next century of growth, we wanted to be a national platform. We’re there. We’re on the precipice of sort of sparking into even more growth into the next century. So, we’re real excited about it and going public and teaming up with Roger and CCH and the Collier guys was a great way to do it so we’re really excited about the future and think it’s a great way for us to transcend and turn into the next century.

Cramer: Dylan, why are all the pretzel and snack companies in Hanover, Pennsylvania? What is it about it? That is not a big town, and it was known for shoes at the time of the Gettysburg, of the Civil War. They’re all there. The co-packers are all there. How does that happen?

Lissette: You know, I think it’s the Pennsylvania Dutch background of Hanover, Pennsylvania. You’re right, Snyder’s of Hanover, my father in law, Mike Rice, and Mike Warehime, who was the owner of Snyder’s grew up and went to high school together, and amazingly enough, they went on to start some of the most successful snack food companies in the United States. So, I think it’s the heritage, the people, the work ethic, it’s a fantastic place to start a snack company.

Cramer: So Roger, you mentioned besides Gamgort, mentioned Mr. Clouse, we had him on, and what we’re impressed by is we have people are rediscovering these foods. It’s not just--it’s not just the older people who know cheese balls and love them but it turns out there’s these people who grew up in houses where their parents had the stuff, they kind of left it, and they’re back, and they’re not looking at the label right now. They want something good tasting, because it’s such a weird time. Are you finding that there’s two streams of thought here, there’s the natural and organic, and there’s also the oh, come on, I want something really good tasting?

Deromedi: Well, we’ve find over time that there’s all types of consumers, and particularly in this COVID time, you know, I think people are going back to foods they have comfort with, they have some heritage with, and they feel very good with, like a brand like Utz, which is why we have performed so well and have actually significantly outperformed our competitors, in fact. Dylan’s team has done such a great job. There’s still interest in better for you, and what’s important is, the Utz portfolio has two great brands with Boulder Canyon and Good Health that appeal to those, and those that appeal to those who just want the cheese balls and other more comfort food but you’re exactly right, in this time people are staying home, they want stuff that they can rely on and trust. And it’s very fascinating, in this typical time of recession that we are in, with people out of work, you would think that the private label would be growing, but actually right now in the salty snack category, private label is going down.

Cramer: That’s incredible. Should not happen in a recession. Dylan, one last question. People say look, I really want this company. Where is it? Is it Utz? When does it happen? There’s a little bit of different--it’s not going to be called Collier, it will be called Utz, but what is your time frame that people can then go and say, you know what, I saw these two guys, I really want to own shares in that, what do they do?

Cramer: Go ahead, Roger, you’re closer to it. Go ahead Roger.

Deromedi: You can go and buy Collier Creek Holdings, which our ticker symbol is CCH, that’s basically tracking as if it were Utz, and then when we actually close a transaction, which we’re on track to do by the end of this quarter, the ticker symbol just changes from CCH to UTZ. So the ticker going forward will be UTZ - U-T-Z.

Cramer: Well when I do those numbers Dylan, you’re the cheapest in the snack food. Your multiple is far lower that everybody else, but your growth is far in excess. So there is a bit of an anomaly here, right Dylan?

Lissette: Well I think we’re in an interesting time now, as we’re in between in the world of a SPAC while we’re CCH and we’re going to be transferring over to UTZ to Utz the stock, in ideally September sometime. So just kind of pay attention to the news and search the SEC, and when we change over to UTZ then we’ll be a full-fledged public company under Utz Brands Incorporated so we’re looking forward to it.

Cramer: I sure hope when you do that, that Utz will come on our show. Because this is one of the greatest fabled brands of our generation. Thank you so much to Dylan Lissette, CEO of the new Utz Quality Foods, and Roger Deromedi, he’s the Chairman of Collier Creek Holdings. It will be UTZ guys, and I gotta tell ya, it’s way too cheap versus the group. Mad Money’s back after this break.